CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

I, Donald F. Crumrine, Director,  Chairman  of  the  Board  and  Chief Executive
Officer  of   Flaherty  &  Crumrine  Preferred  Income  Fund  Incorporated  (the
"Registrant"), certify that:

         1.     The Form N-CSR of the Registrant  (the "Report")  fully complies
                with  the   requirements  of  Section  13(a)  or  15(d)  of  the
                Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Date:    JULY 29, 2004             /S/ DONALD F. CRUMRINE
     ----------------------        ---------------------------------------------
                                   Donald F. Crumrine, Director, Chairman of the
                                   Board and Chief Executive Officer
                                   (principal executive officer)


I, Peter C. Stimes, Chief Financial and Accounting Officer, Vice President, Treasurer & Assistant Secretary of Flaherty & Crumrine Preferred Income Fund Incorporated (the "Registrant"), certify that:

         1.     The Form N-CSR of the Registrant  (the "Report")  fully complies
                with  the   requirements  of  Section  13(a)  or  15(d)  of  the
                Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Date:    JULY 29, 2004           /S/ PETER C. STIMES
     ---------------------       -----------------------------------------------
                                 Peter C. Stimes, Chief Financial and Accounting
                                 Officer, Vice President, Treasurer & Assistant
                                 Secretary
                                 (principal financial officer)